November 10, 2025 Life360 Reports Record Q3 2025 Results Monthly Active Users Reached Approximately 91.6 million; Up 19% Year-Over-Year All-time record Global Net Additions of 170 thousand Paying Circles, Reaching 2.7 million Total Total Quarterly Revenue Increased 34% Year-Over-Year to $124.5 million Annualized Monthly Revenue Increased 33% Year-Over-Year to $446.7 million Raising Full-Year Outlook for Revenue and Adjusted EBITDA SAN FRANCISCO, California. Life360, Inc. (Life360 or the Company) (NASDAQ: LIF, ASX: 360), the provider of the market leading family safety and connection mobile application, today announced unaudited financial results for the third quarter (Q3) ended September 30, 2025. Life360 delivered record results across multiple key metrics, including Monthly Active Users (MAUs), Paying Circles, Net Paying Circle Additions, Subscription Revenue, and Annualized Monthly Revenue (AMR). The Company also reported continued margin expansion and raised full-year guidance for both revenue and Adjusted EBITDA. The Company also announced today in a separate press release that it has entered into an agreement to acquire Nativo, an advertising technology company, for approximately $120 million in a combination of cash and stock, subject to customary closing conditions. Life360 Chief Executive Officer Lauren Antonoff stated: “Life360 delivered another record quarter in Q3 as more families made us part of their daily routines during the back-to-school season, driving strong gains in Paying Circles. Our strategy to build a platform that’s relevant to more families in more ways continues to deliver— expanding from location and safety into richer everyday experiences that keep families connected and protected. We’re leaning into momentum across the U.S. and international markets with the launch of our Pet GPS that puts furry family members on the map in the U.S., Canada, the U.K., Australia and New Zealand as we head into the holiday gifting season. With significant runways for growth and innovation ahead, we’re just getting started.” Life360 Chief Financial Officer Russell Burke added: “Revenue grew 34% year-over-year (YoY) to $124.5 million and Adjusted EBITDA rose 174% YoY to $24.5 million, reflecting disciplined expense management and durable unit economics. While Q3 standalone hardware gross profit and margin were affected by tariff-related costs, we have taken steps to mitigate that impact going forward. With strong core subscription performance, a resilient balance sheet, and our tenth consecutive quarter of positive operating cash flow, we’re raising full-year guidance for both revenue and Adjusted EBITDA.” Q3'25 Financial Highlights • Total Q3'25 revenue of $124.5 million, a YoY increase of 34%, with total subscription revenue of $96.3 million, up 34% YoY and core subscription revenue1 of $90.7 million, up 37% YoY. • Annualized Monthly Revenue (AMR) of $446.7 million, up 33% YoY. • Q3'25 Net Income of $9.8 million, up 27% YoY. • Adjusted EBITDA2 of $24.5 million increased 174% over $9.0 million in Q3'24. • Positive Operating Cash Flow of $26.4 million, up 319% YoY. • Quarter-end cash, cash equivalents and restricted cash of $457.2 million, an increase of $297.0 million from Q3'24, which was primarily the result of net capital raised from the issuance of the June 2025 convertible notes. Q3'25 Operating Highlights • Q3'25 global MAU net additions of 3.7 million lifted total MAUs to approximately 91.6 million, up 19% YoY. • Q3'25 global Paying Circle net additions totaled 170 thousand, setting an all-time record. Total Paying Circles grew 23% YoY to 2.7 million. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 1

- Average Revenue Per Paying Circle (ARPPC) increased 8% YoY primarily due to U.S. price increases for new and existing annual subscribers implemented in the second half of 2024 and continuing into 2025, a shift in product mix toward higher-priced offerings, and the introduction of higher-priced membership tiers across select international markets throughout 2024.

Key Performance Indicators

(in millions, except ARPPC, ARPPS, ASP, and percentages)	Q3 2025	Q2 2025	Q3 2024	%QoQ	% YoY
Core[3]					
Monthly Active Users (MAU) - Global[4]	91.6	88.0	76.9	4 %	19 %
U.S.	48.7	47.5	42.2	3 %	15 %
International	42.9	40.5	34.7	6 %	24 %
ANZ	3.2	3.1	2.5	5 %	28 %
Paying Circles - Global[5]	2.7	2.5	2.2	7 %	23 %
U.S.	1.9	1.8	1.6	6 %	21 %
International	0.8	0.7	0.6	9 %	29 %
Average Revenue per Paying Circle (ARPPC)[6,7]	$ 137.63	$ 135.42	$ 127.57	2 %	8 %
Life360 Consolidated					
Subscriptions[8]	3.3	3.1	2.8	5 %	16 %
Average Revenue per Paying Subscription (ARPPS)[7,9]	$ 119.33	$ 116.06	$ 106.27	3 %	12 %
Net hardware units shipped[10]	0.9	0.8	0.8	15 %	15 %
Average Selling Price (ASP)[11,12]	$ 11.99	$ 14.81	$ 12.69	(19)%	(6)%
Annualized Monthly Revenue (AMR)	$ 446.7	$ 416.1	$ 336.2	7 %	33 %

- Global MAUs increased 19% YoY to approximately 91.6 million, with Q3'25 net additions of 3.7 million. U.S. MAUs increased 15% YoY, with Q3'25 net adds of 1.2 million. International MAUs increased 24% YoY, with Q3'25 net adds of 2.4 million.
- Q3'25 global Paying Circle net additions of 170 thousand, an all-time record, were driven by strong U.S. and international performance. U.S. Paying Circles increased 21% YoY on the back of improved conversion metrics. International Paying Circles maintained strong momentum, up 29% YoY.
- Q3'25 global ARPPC increased 8% YoY. U.S. ARPPC increased 5% YoY, benefiting from price increases for new and existing annual subscribers implemented in the second half of 2024 and continuing into 2025, as well as a shift in product mix towards higher-priced offerings. Q3'25 international ARPPC increased 29% YoY, reflecting the benefit of legacy subscriber price increases, the introduction of higher-priced membership tiers in non-Triple Tier markets, and continued growth in existing Triple Tier markets.
- Q3'25 net hardware units shipped increased 15% YoY primarily driven by increased online retail demand. The Average Selling Price of hardware units shipped decreased 6% YoY primarily due to a shift in channel mix and an increase in discounts.
- September 2025 AMR increased 33% YoY, benefitting from continued subscriber growth as well as an increase in other revenue.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

2

Operating Results

Revenue

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
($ millions)		*(unaudited)*		
Subscription revenue	$ 96.3	$ 71.8	$ 266.8	$ 199.1
U.S. subscription revenue	*80.0*	*61.8*	*224.0*	*173.7*
International subscription revenue	*16.3*	*10.1*	*42.8*	*25.4*
Hardware revenue	11.3	11.7	32.5	33.8
Other revenue	16.9	9.3	44.3	23.0
Total revenue	$ 124.5	$ 92.9	$ 343.5	$ 256.0

- Q3'25 total subscription revenue increased 34% YoY to $96.3 million, primarily driven by growth in Paying Circles.
- Q3'25 hardware revenue decreased 4% YoY to $11.3 million as higher unit shipments were more than offset by increased discounts and lower revenue related to bundled offerings.
- Q3'25 other revenue increased 82% YoY to $16.9 million due to increases in data and partnership revenue, which includes advertising revenue, and is primarily due to an increased number of partners and higher spend under existing arrangements.

Core Subscription Revenue

- Core subscription revenue is defined as GAAP subscription revenue derived from the Life360 mobile application and excludes non-core subscription revenue, which we define as GAAP subscription revenue from other hardware related subscription offerings, for the reported period. Core subscription revenue represents revenue derived from, and the overall success of, our core product offering. Q3'25 core subscription revenue increased 37% YoY primarily driven by a 23% YoY increase in Paying Circles and an 8% higher ARPPC.[13]

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
($ millions)		*(unaudited)*		
Subscription revenue	$ 96.3	$ 71.8	$ 266.8	$ 199.1
Non-Core subscription revenue	(5.6)	(5.6)	(17.0)	(16.9)
Core subscription revenue[14]	$ 90.7	$ 66.2	$ 249.8	$ 182.2

Gross Profit

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
($ millions, except percentages)		*(unaudited)*		
Gross Profit	$ 97.1	$ 70.0	$ 271.2	$ 193.7
Gross Margin	*78 %*	*75 %*	*79 %*	*76 %*
Gross Margin (Subscription Only)	*85 %*	*85 %*	*86 %*	*85 %*

- Q3'25 gross margin increased to 78% from 75% in the prior year period, primarily due to an increased proportion of higher margin other revenue.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

3

Operating Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
($ millions)		*(unaudited)*		
Research and development	$ 32.4	$ 29.0	$ 95.1	$ 83.3
Sales and marketing	39.0	30.7	113.2	79.8
General and administrative	20.0	15.2	53.0	44.2
Total operating expenses	**$ 91.4**	**$ 75.0**	**$ 261.3**	**$ 207.3**
Total operating expenses as % of revenue	*73 %*	*81 %*	*76 %*	*81 %*

- Q3'25 operating expenses, excluding commissions, increased 20% YoY, while operating expenses as a percentage of revenue decreased 8%. These results demonstrate our ongoing focus on cost discipline and operational efficiency.
- Q3'25 research and development costs increased 12% YoY, primarily driven by higher personnel-related and technology costs due to Company growth.
- Q3'25 sales and marketing costs increased 27% YoY, primarily due to an increase in commissions, in line with the increase in subscription revenue, and an increase in growth media spend to support strategic initiatives.
- Q3'25 general and administrative expenses increased 31% YoY, primarily driven by higher personnel-related costs due to Company growth.

Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
($ millions)		*(unaudited)*		
Net cash provided by operating activities	$ 26.4	$ 6.3	$ 51.8	$ 20.3
Net cash used in investing activities	(1.8)	(1.0)	(33.9)	(3.3)
Net cash provided by (used in) financing activities	(1.6)	(7.2)	278.9	72.5
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	23.0	(1.8)	296.8	89.5
Cash, Cash Equivalents, and Restricted Cash at the End of the Period	**$ 457.2**	**$ 160.2**	**$ 457.2**	**$ 160.2**

- Life360 ended Q3'25 with cash, cash equivalents and restricted cash of $457.2 million, an increase of $23.0 million from Q2'25.
- Q3'25 operating cash flow was $26.4 million. This was offset by $1.8 million used in investing activities for internally developed software and construction in progress, and $1.6 million used in financing activities related to costs associated with the issuance of the June 2025 convertible notes.
- Q3'25 net cash provided by operating activities of $26.4 million was higher than Adjusted EBITDA of $24.5 million primarily due to the timing of receipts and payables. See the Adjusted EBITDA section below for the definition and reconciliation of Adjusted EBITDA.

Adjusted EBITDA

To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to facilitate analysis of our financial and business trends and for internal planning and forecasting purposes. For more information, see the "Supplementary and Non-GAAP Financial Information" section below.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

4

Non-GAAP financial measures include adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) and Adjusted EBITDA Margin. Adjusted EBITDA is defined as net income (loss), excluding (i) convertible notes, derivative liability, and investment fair value adjustments, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) interest income (v) other income, net, (vi) acquisition, investment, and IPO related transaction costs, (vii) stock-based compensation, (viii) workplace restructuring costs, and (ix) gains and losses on the settlement of convertible notes and derivative liabilities. These items are excluded from Adjusted EBITDA because they are non-cash in nature, because the amount and timing of these items are unpredictable, or because they are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful.

The following table presents a reconciliation of Net income (loss), the most directly comparable GAAP measure, to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
($ thousands, except percentages)				
Net income (loss)	$ 9,793	$ 7,689	$ 21,177	$ (13,053)
Net income (loss) margin	*8 %*	*8 %*	*6 %*	*(5)%*
Add (deduct):				
Convertible notes fair value adjustment[15]	—	—	—	608
Derivative liability fair value adjustment[15]	—	—	—	1,707
Loss on settlement of convertible notes[16]	—	—	—	440
Gain on settlement of derivative liability	—	—	—	(1,924)
Gain on change in fair value of investments[17]	(821)	(5,389)	(2,090)	(5,389)
Provision for (benefit from) income taxes	427	(4,727)	(179)	2,146
Depreciation and amortization[18]	3,928	2,397	9,859	7,058
Interest income	(4,710)	(2,069)	(9,039)	(4,214)
Other income (expense), net	1,002	(457)	3	415
Acquisition and investment related transaction costs[19]	—	—	1,050	—
Stock-based compensation	14,866	11,460	39,985	30,507
IPO-related transaction costs, including secondary offering costs	—	—	—	5,784
Workplace restructuring costs[20]	—	48	—	153
Adjusted EBITDA	$ 24,485	$ 8,952	$ 60,766	$ 24,238
Adjusted EBITDA margin	*20 %*	*10 %*	*18 %*	*9 %*

- Q3'25 delivered a positive Adjusted EBITDA contribution of $24.5 million versus $9.0 million in Q3'24 as a result of continued strong subscription and other revenue growth as well as improved operating leverage.

2025 Earnings Guidance[21]

For FY'25, Life360 now expects to deliver:

- Consolidated revenue of $474 million to $485 million, increased from prior guidance of $462 million to $482 million, comprised of:
    - Subscription revenue of $366 million to $368 million, increased from $363 million to $367 million;
    - Hardware revenue of $46 million to $50 million, increased from $42 million to $50 million;
    - Other revenue of $62 million to $67 million, increased from $57 million to $65 million; and
- Positive Adjusted EBITDA[22] of $84 million to $88 million, increased from $72 million to $82 million previously.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

5

Investor Conference Call A conference call will be held today as follows: US PDT: Monday 10 November 2025 at 2 p.m. US EDT: Monday 10 November 2025 at 5 p.m. AEDT: Tuesday 11 November 2025 at 9 a.m. The call will be held as a Zoom audio webinar. Participants wishing to ask a question should register and join via their browser here. Participants joining via telephone will be in listen only mode. Dial in details U.S.: +1 669 444 9171 Australia: +61 2 8015 6011 Other countries: details Meeting ID: 940 3054 2373 A replay will be available after the call at https://investors.life360.com. Authorization Lauren Antonoff, Director and Chief Executive Officer of Life360, authorized this announcement being given to ASX. About Life360 Life360, a family connection and safety company, keeps people close to the ones they love. The category- leading mobile app and Tile tracking devices empower members to stay connected to the people, pets, and things they care about most, with a range of services, including location sharing, safe driver reports, and crash detection with emergency dispatch. As a remote-first company based in the San Francisco Bay Area, Life360 serves approximately 91.6 million monthly active users (MAU), as of September 30, 2025, across more than 180 countries. Life360 delivers peace of mind and enhances everyday family life in all the moments that matter, big and small. For more information, please visit life360.com. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 6

Contacts For U.S. investor inquiries: For U.S. media inquiries: Raymond (RJ) Jones Lynnette Bruno rjones@life360.com press@life360.com For Australian investor inquiries: For Australian media inquiries: Jolanta Masojada, +61 417 261 367 Giles Rafferty, +61 481 467 903 jmasojada@life360.com grafferty@firstadvisers.com.au Forward-looking statements This announcement and the accompanying presentation and conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Life360 intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements regarding Life360’s intentions, objectives, plans, expectations, assumptions and beliefs about future events, including Life360’s expectations with respect to the financial and operating performance of its business, including subscription revenue, hardware revenue, other revenue and consolidated revenue and ability to create new revenue streams; the resiliency of Life360’s core subscription business; the ability of Life360 to adapt to and mitigate the impact of macroeconomic considerations including tariffs and trade barriers; its ability to deliver contextually relevant advertisements that enhance the user experience by leveraging its extensive first-party location data; Adjusted EBITDA, and operating cash flow; expectations regarding MAUs and other member metrics; its capital position; future growth and market opportunities; plans to launch new features and products; the impact of price increases and expansion of product offerings in the UK, Australia and New Zealand on future results of operations; its expectations of growth in its data business; its expectation of a new enterprise revenue stream and enhanced location capabilities of its hardware devices as a result of its partnership with Hubble; its focus on developing a GPS lineup, built on Jiobit technology, the timing of new devices, and the potential for the next generation of hardware to drive a new wave of subscription growth; as well as Life360’s expectations of any changes to the information disclosed herein. The words “anticipate”, “believe”, “expect”, “project”, “predict”, “will”, “forecast”, “estimate”, “likely”, “intend”, “outlook”, “should”, “could”, “may”, “target”, “plan” and other similar expressions can generally be used to identify forward-looking statements. Indications of, and guidance or outlook on, future earnings or financial position or performance are also forward-looking statements. Investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. There is a risk that such predictions, forecasts, projections and other forward-looking statements will not be achieved. Subject to any continuing obligations under applicable law, Life360 does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement, to reflect any change in expectations in relation to any forward-looking statements or any change in events, conditions or circumstances on which any such statements are based. Although Life360 believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, Life360 can give no assurance that such expectations and assumptions will prove to be correct and, actual results may vary in a materially positive or negative manner. Forward-looking statements are subject to known and unknown risks, uncertainty, assumptions and contingencies, many of which are outside Life360’s control, and are based on estimates and assumptions that are subject to change and may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include risks related to the preliminary nature of financial results, risks related to Life360’s business, market risks, Life360’s need for additional capital, and the risk that Life360’s products and services may not perform as expected, as described in greater detail under the heading “Risk Factors” in Life360’s ASX and SEC filings, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2025, Quarterly Reports on Form 10-Q, and other reports filed with the SEC. To the maximum extent permitted by law, responsibility for the accuracy or completeness of any forward-looking statements whether as a result of new information, future events or results or otherwise is disclaimed. This announcement should not be relied upon as a recommendation or forecast by Life360. Past performance information given in this document is given for illustrative purposes only and is not necessarily a guide to future performance and no representation or warranty is made by any person as to the likelihood of achievement or reasonableness of any forward-looking statements, forecast financial information, future share price performance or any underlying assumptions. Nothing contained in this document nor any information made available to you is, or shall be relied upon as, a promise, representation, warranty or guarantee as to the past, present or the future performance of Life360. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 7

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Dollars in U.S. $, in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
Subscription revenue	$ 96,300	$ 71,833	$ 266,756	$ 199,090
Hardware revenue	11,312	11,744	32,485	33,833
Other revenue	16,885	9,288	44,261	23,032
Total revenue	124,497	92,865	343,502	255,955
Cost of subscription revenue	14,003	10,659	37,193	30,367
Cost of hardware revenue	11,700	11,213	30,491	29,147
Cost of other revenue	1,659	981	4,633	2,790
Total cost of revenue	27,362	22,853	72,317	62,304
Gross profit	97,135	70,012	271,185	193,651
Operating expenses:				
Research and development	32,410	29,012	95,071	83,283
Sales and marketing	39,024	30,722	113,205	79,818
General and administrative	20,010	15,229	53,037	44,243
Total operating expenses	91,444	74,963	261,313	207,344
Income (loss) from operations	5,691	(4,951)	9,872	(13,693)
Other income (expense):				
Convertible notes fair value adjustment	—	—	—	(608)
Derivative liability fair value adjustment	—	—	—	(1,707)
Loss on settlement of convertible notes	—	—	—	(440)
Gain on settlement of derivative liability	—	—	—	1,924
Gain on change in fair value of investments	821	5,389	2,090	5,389
Interest income	4,710	2,069	9,039	4,214
Other income (expense), net	(1,002)	455	(3)	(5,986)
Total other income (expense), net	4,529	7,913	11,126	2,786
Income (loss) before income taxes	10,220	2,962	20,998	(10,907)
Provision for (benefit from) income taxes	427	(4,727)	(179)	2,146
Net income (loss)	9,793	7,689	21,177	(13,053)
Net income (loss) per share, basic	$ 0.13	$ 0.10	$ 0.28	$ (0.18)
Net income (loss) per share, diluted	0.11	0.09	0.25	(0.18)
Weighted-average shares used in computing net income (loss) per share, basic	77,736,272	74,232,140	76,752,859	71,187,103
Weighted-average shares used in computing net income (loss) per share, diluted	85,794,178	82,083,976	84,760,161	71,187,103
Comprehensive income (loss)				
Net income (loss)	9,793	7,689	21,177	(13,053)
Change in foreign currency translation adjustment	185	—	85	(3)
Total comprehensive income (loss)	$ 9,978	$ 7,689	$ 21,262	$ (13,056)

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

8

Condensed Consolidated Balance Sheets (Dollars in U.S. $, in thousands) (unaudited) September 30, 2025 December 31, 2024 Assets Current Assets: Cash and cash equivalents $ 455,733 $ 159,238 Accounts receivable, net 66,062 57,997 Inventory 14,135 8,057 Costs capitalized to obtain contracts, net 1,255 1,098 Prepaid expenses and other current assets 19,804 14,599 Total current assets 556,989 240,989 Restricted cash, noncurrent 1,494 1,221 Property and equipment, net 3,175 1,779 Costs capitalized to obtain contracts, noncurrent 946 1,049 Prepaid expenses and other assets, noncurrent 49,811 21,611 Operating lease right-of-use asset 424 683 Intangible assets, net 39,996 40,574 Goodwill 134,619 133,674 Total Assets $ 787,454 $ 441,580 Liabilities and Stockholders’ Equity Current Liabilities: Accounts payable 8,891 $ 5,463 Accrued expenses and other current liabilities 27,002 32,015 Deferred revenue, current 46,050 39,860 Total current liabilities 81,943 77,338 Convertible notes, net, noncurrent 309,842 — Deferred revenue, noncurrent 4,155 5,338 Other liabilities, noncurrent 67 359 Total Liabilities $ 396,007 $ 83,035 Commitments and Contingencies Stockholders’ Equity Common stock 78 75 Additional paid-in capital 659,761 648,124 Accumulated deficit (268,521) (289,698) Accumulated other comprehensive income 129 44 Total stockholders’ equity 391,447 358,545 Total Liabilities and Stockholders’ Equity $ 787,454 $ 441,580 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 9

Condensed Consolidated Statements of Cash Flows (Dollars in U.S. $, in thousands) (unaudited) Nine Months Ended September 30, 2025 2024 Cash Flows from Operating Activities: Net income (loss) $ 21,177 $ (13,053) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation and amortization 9,859 7,058 Amortization of costs capitalized to obtain contracts 932 974 Amortization of operating lease right-of-use asset 259 247 Stock-based compensation expense, net of amounts capitalized 39,985 30,507 Non-cash interest expense, net 727 59 Convertible notes fair value adjustment — 608 Derivative liability fair value adjustment — 1,707 Loss on settlement of convertible notes — 440 Gain on settlement of derivative liability — (1,924) Gain on change in fair value of investments (2,090) (5,389) Non-cash revenue from investments (905) (965) Provision for credit losses 825 — Changes in operating assets and liabilities, net of acquisition: Accounts receivable, net (8,890) (6,670) Prepaid expenses and other assets (6,314) 3,506 Inventory (6,078) (9,689) Costs capitalized to obtain contracts, net (986) (1,287) Accounts payable 3,540 12,058 Accrued expenses and other current liabilities (5,830) (2,736) Deferred revenue 5,913 5,108 Other liabilities, noncurrent (294) (270) Net cash provided by operating activities 51,830 20,289 Cash Flows from Investing Activities: Cash paid for acquisition (2,825) — Internally developed software (4,538) (3,228) Purchase of property and equipment (1,565) (63) Convertible note investment (25,000) — Net cash used in investing activities (33,928) (3,291) Cash Flows from Financing Activities: Proceeds related to tax withholdings on restricted stock settlements and the exercise of stock options and warrants 50,770 5,564 Taxes paid related to net settlement of equity awards (47,292) (23,371) Proceeds from issuance of common stock in U.S. initial public offering, net of underwriting discounts and commissions — 93,000 Payments of U.S. initial public offering issuance costs — (2,719) Proceeds from issuance of convertible senior notes 320,000 — Payments of debt issuance costs (10,884) — Purchase of capped calls (33,728) — Net cash provided by financing activities 278,866 72,474 Net Increase in Cash, Cash Equivalents, and Restricted Cash 296,768 89,472 Cash, Cash Equivalents and Restricted Cash at the Beginning of the Period 160,459 70,713 Cash, Cash Equivalents, and Restricted Cash at the End of the Period $ 457,227 $ 160,185 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 10

Supplementary and Non-GAAP Financial Information

We report our financial results in accordance with GAAP, however, management believes that certain non-GAAP financial measures, such as Adjusted EBITDA, and the other measures presented in the tables below provide useful information to investors and others in understanding and evaluating our results of operations, as well as providing useful measures for period-to-period comparisons of our business performance. Moreover, we have included non-GAAP financial measures in this media release because they are key measurements used by our management team internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Our non-GAAP financial measures are presented for supplemental informational purposes only, may not be comparable to similarly titled measures used by other companies and should not be used as substitutes for analysis of, or superior to, our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP. As such, you should consider these non-GAAP financial measures in addition to other financial performance measures presented in accordance with GAAP, including various cash flow metrics, net income (loss) and our other GAAP results.

Non-GAAP cost of revenue is presented to understand margin economically and non-GAAP operating expenses are presented to understand operating efficiency. Non-GAAP cost of revenue and Non-GAAP operating expenses present direct and indirect expenses adjusted for non-cash expenses, such as stock-based compensation, depreciation and amortization, and non-recurring expenses, such as workplace restructuring costs, and transaction costs related to acquisitions, investments, and our IPO. A reconciliation of GAAP financial information to Non-GAAP financial information for cost of revenue and operating expenses has been provided as supplementary information below.

GAAP Cost of Revenue to Non-GAAP Cost of Revenue Reconciliation[23]

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
(in millions)				
Cost of subscription revenue, GAAP	$ 14.0	$ 10.7	$ 37.2	$ 30.4
Less: Depreciation and amortization, GAAP	(1.7)	(0.4)	(3.3)	(1.1)
Less: Stock-based compensation, GAAP	(0.5)	(0.2)	(1.3)	(0.6)
Total cost of subscription revenue, Non-GAAP	$ 11.8	$ 10.1	$ 32.5	$ 28.7
Cost of hardware revenue, GAAP	$ 11.7	$ 11.2	$ 30.5	$ 29.1
Less: Depreciation and amortization, GAAP	(1.0)	(0.9)	(2.9)	(2.7)
Less: Stock-based compensation, GAAP	(0.4)	(0.2)	(1.1)	(0.6)
Total cost of hardware revenue, Non-GAAP	$ 10.3	$ 10.1	$ 26.5	$ 25.8
Cost of other revenue, GAAP	$ 1.7	$ 1.0	$ 4.6	$ 2.8
Less: Depreciation and amortization, GAAP	(0.2)	—	(0.4)	—
Total cost of other revenue, Non-GAAP	$ 1.5	$ 1.0	$ 4.2	$ 2.8
Cost of revenue, GAAP	$ 27.4	$ 22.9	$ 72.3	$ 62.3
Less: Depreciation and amortization, GAAP	(2.9)	(1.3)	(6.6)	(3.8)
Less: Stock-based compensation, GAAP	(0.9)	(0.4)	(2.4)	(1.2)
Total cost of revenue, Non-GAAP	$ 23.6	$ 21.1	$ 63.3	$ 57.3

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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GAAP Operating expenses to Non-GAAP Operating Expenses Reconciliation[24]

(in millions)	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Research and development expense, GAAP	$ 32.4	$ 29.0	$ 95.1	$ 83.3
Less: Depreciation and amortization, GAAP	—	—	—	(0.1)
Less: Stock-based compensation, GAAP	(7.3)	(6.6)	(20.8)	(18.4)
Less: Other, GAAP	—	—	(0.7)	—
Total Research and development, Non-GAAP	$ 25.1	$ 22.4	$ 73.5	$ 64.8
Sales and marketing expense, GAAP	$ 39.0	$ 30.7	$ 113.2	$ 79.8
Less: Depreciation and amortization, GAAP	(1.1)	(1.1)	(3.2)	(3.2)
Less: Stock-based compensation, GAAP	(2.1)	(0.9)	(5.4)	(2.3)
Total Sales and marketing expense, Non-GAAP	$ 35.9	$ 28.8	$ 104.6	$ 74.4
General and administrative expense, GAAP	$ 20.0	$ 15.2	$ 53.0	$ 44.2
Less: Stock-based compensation, GAAP	(4.7)	(3.6)	(11.4)	(8.7)
Less: Other, GAAP	—	—	(0.3)	—
Total General and administrative expense, Non-GAAP	$ 15.4	$ 11.6	$ 41.4	$ 35.6
Total Operating expenses, GAAP	$ 91.4	75.0	261.3	207.3
Less: Depreciation and amortization, GAAP	(1.1)	(1.1)	(3.2)	(3.2)
Less: Stock-based compensation, GAAP	(14.0)	(11.1)	(37.6)	(29.3)
Less: Other, GAAP	—	—	(1.0)	—
Total Operating expenses, Non-GAAP	$ 76.4	$ 62.8	$ 219.5	$ 174.8

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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Footnotes 1 Core subscription revenue is defined as subscription revenue derived from the Life360 mobile application and excludes non-core subscription revenue which relates to other hardware related subscription offerings. For more information, including the use of this measure, refer to the “Core subscription revenue” section above. 2 Adjusted EBITDA is a Non-GAAP measure. For more information, including the definition of Adjusted EBITDA, the use of this non-GAAP measure, as well as a reconciliation of Net Income (Loss) to Adjusted EBITDA, refer to the “Adjusted EBITDA” and “Supplementary and Non-GAAP Financial Information” sections above. 3 Core metrics relate solely to the Life360 mobile application. 4 An MAU is defined as a unique member who engages with our Life360 branded services each month, which includes both paying and non-paying members, and excludes certain members who have a delayed account setup. 5 A Paying Circle is defined as a group of Life360 members with a paying subscription that has been billed as of the end of a period. 6 ARPPC is defined as annualized subscription revenue recognized and derived from the Life360 mobile application, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period divided by the Average Paying Circles during the same period. 7 Excludes revenue related to bundled Life360 subscription and hardware offerings of $(0.1) million and $(0.8) million for the three and nine months ended September 30, 2025, respectively, and $(1.4) million and $(4.0) million for the three and nine months ended September 30, 2024, respectively. 8 Subscriptions are defined as the number of paying subscribers associated with the Life360, Jiobit and Tile brands who have been billed as of the end of the period. 9 ARPPS is defined as annualized total subscription revenue recognized and derived from Life360, Tile and Jiobit subscriptions, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period divided by the average number of paying subscribers during the same period. 10 Net hardware units shipped represent the number of tracking devices sold during the period, excluding hardware units related to bundled Life360 subscription and hardware offerings, net of returns by our retail partners and direct consumers. 11 Excludes revenue related to bundled Life360 subscription and hardware offerings of $0.1 million and $0.7 million for the three and nine months ended September 30, 2025, respectively, and $1.4 million and $3.9 million the three and nine months ended September 30, 2024, respectively. 12 To determine the net ASP of a unit, we divide hardware revenue recognized, excluding revenue related to bundled Life360 subscription and hardware offerings, for the reported period by the number of net hardware units shipped during the same period. 13 Refer to the ‘Key Performance Indicators’ section for additional information regarding the impact of bundled offerings on KPI calculations for the periods presented. 14 Beginning with the second quarter of 2024, the definition of Core subscription revenue was updated and calculated in accordance with GAAP. 15 To reflect the change in fair value of the September 2021 Convertible Notes and derivative liability associated with the July 2021 Convertible Notes. 16 Relates to the settlement of the July 2021 Convertible Notes and September 2021 Convertible Notes. 17 Relates to the changes in fair value of the Related Party Investment and the Convertible Note Investment. Refer to the Q3'25 10-Q for the definition and additional information on the Related Party Investment and Convertible Note Investment. 18 Includes depreciation on fixed assets and amortization of intangible assets. 19 Relates to costs incurred in connection with the Convertible Note Investment and the asset acquisition of Fantix, Inc., including one-time bonus payments. 20 Relates to non-recurring personnel and severance related expenses. 21 With respect to forward looking non-GAAP guidance, we are not able to reconcile the forward-looking non-GAAP Adjusted EBITDA measure to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items, which are fluid and unpredictable in nature. In addition, the Company believes such a reconciliation would imply a degree of precision that may be confusing or misleading to investors. These items include, but are not limited to, litigation costs and fair value adjustments. These items may be material to our results calculated in accordance with GAAP. 22 Adjusted EBITDA is a non-GAAP measure. For more information, including the definition of Adjusted EBITDA, the use of this non-GAAP measure, as well as a reconciliation of Net Income (Loss) to Adjusted EBITDA, refer to the “Adjusted EBITDA” and “Supplementary and Non-GAAP Financial Information” sections above. 23 For the definition of cost of revenue, Non-GAAP, refer to the "Supplementary and Non-GAAP Financial Information" section above. 24 For the definition of operating expenses, Non-GAAP, refer to the "Supplementary and Non-GAAP Operating Information" section above. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 13